                                                                   EXHIBIT 10.31

                                SciQuest, Inc.
                              SERVICES AGREEMENT

     This Services Agreement ("Agreement") is entered into the ______ day of _______________ 2001 (the "Effective Date") by and between SciQuest, Inc., a Delaware corporation ("SciQuest"), having an address of 5151 McCrimmon Parkway, Suite 216, Morrisville, North Carolina 27560 and ________________, a ___________
("Client"), having an address of _________________. Agreement" shall include, by reference, all Supplements executed pursuant to this Agreement.

     WHEREAS, Client and SciQuest desire to agree on the provisions applicable to performance of services (defined below);

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Client and SciQuest hereby agree as follows:

1.   Services

SciQuest shall perform the services (the "Services") set forth herein and in any Supplement(s) (the "Supplement(s)") attached hereto. The Supplement(s) may contain additional terms applicable to the particular Services. In the event of a conflict between the terms hereof and a Supplement(s), the terms of the Supplement(s) shall control with respect to the services provided under that Supplement.

2.   Client Responsibilities

Client shall accept purchase orders provided by SciQuest electronically via EDI, ADX (a third party electronic transaction clearing house), XML, FAX or upon such other method as agreed to by the parties.

3.   Client Representative

Client shall designate a representative (the "Client Representative"), who shall be Client's sole point of contact for all issues related to this Agreement. SciQuest, may, but is not obligated to, communicate with any other Client employee or agent with respect to issues or questions related to this Agreement. Client may appoint a back up to the Client Representative. The Client Representative and his or her back up shall be specified in the applicable Supplement.

4.   Fees, Expenses, Taxes

(a) Client shall pay SciQuest the rates and fees specified in the applicable Supplement. Any revision of the rates or fees set forth in a Supplement must be mutually agreed upon by the parties and set forth in a written amendment to the applicable Supplement, which must be signed by both parties. If the parties cannot agree on a revision of rates or fees prior to the beginning of a renewal term, then the then current rate and fees shall apply. The fees payable under this Agreement shall not include local, state or federal sales, use, value-added, excise or personal property or other similar taxes or duties and any such taxes shall be assumed and paid by the Client except those taxes based on the net income of SciQuest.

(b) SciQuest shall issue an invoice for the fees for Services as detailed in each Supplement. All payments shall be made no later than fifteen (15) days after the date of invoice. All payments not received when due shall accrue interest at the rate of one and one-half percent (1.5%) per month.

5.   Ownership and Rights

SciQuest shall own all work product, deliverables or other material resulting from Services, including the eCatalogs comprising the data compilation and the converted product data (collectively, the "Work Product") including without limitation all copyrights, rights to create derivative works, patents, trademarks, trade secrets, mask works and any other intellectual property rights pertaining to the Work Product ("Intellectual Property Rights"), and Client hereby irrevocably transfers, assigns and conveys to SciQuest all its right, title and interest in and to the Work Product. SciQuest hereby grants to Client, solely for its internal business purposes, a nonexclusive, nontransferable, worldwide, royalty free, perpetual license to use, reproduce and display any Work Product delivered to Client hereunder. Notwithstanding the foregoing, SciQuest shall not own Client's product data.

6.   Warranties on Services and Work Product

(a) SciQuest warrants that the Services shall be performed in a professional manner and to standards not less than those generally accepted in the industry. The foregoing Warranty shall not apply to any portion of Work Product that has been used by Client in a manner inconsistent with the provisions of this Agreement or any other agreement between Client and SciQuest or modified by a party other than SciQuest without SciQuest's prior written approval.

(b) Client represents and warrants that (i) the use of materials, product data, and/or information or other resources supplied to SciQuest by Client hereunder shall not infringe any copyright, patent, trademark, trade secret, or other proprietary right of any third party.

(c)  Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 7, WITH RESPECT TO
     ----------
     THE SERVICES AND THE WORK PRODUCT, SCIQUEST MAKES AND CLIENT RECEIVES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.   Representations and Warranties of Client

The execution and delivery of this Agreement, including each Supplement, shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which Client is subject.

8.   SciQuest Employees and Contractors

SciQuest is engaged in the business of providing software products, services and electronic commerce solutions to a variety of clients. SciQuest shall not be limited or restricted in any way, with respect to the assignment and/or reassignment of its employees and/or contractors who have worked on the Services under this Agreement, to other business pursuits with any other customer whether or not similar to the Services provided under this Agreement. SciQuest therefore may use the data processing, information processing techniques, ideas, concepts, know-how and expressions embodied in the Services in its business pursuits with others.

9.   Independent Contractor

The relationship of the parties established by this Agreement is solely that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give any party the power to direct and control the day-to-day activities of the other; or (b) constitute such parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking; or (c) make either party an agent of the other for any purpose whatsoever, except as expressly authorized by the other. Neither party (nor its agents and employees) is the representative of the other for any purpose, and neither has power or authority to act as agent or employee to represent, to act for, bind, or otherwise create or assume any obligation on behalf of the other.

10.  Indemnities

(a) SciQuest shall indemnify and hold Client harmless from any and all claims, suits or proceedings, losses, damages, liabilities and costs (including, without limitation, reasonable attorneys' fees) which are attributable to infringement by the Work Product of any copyrights, patents, trademarks, trade secrets, or other intellectual property rights. Notwithstanding anything herein to the contrary, SciQuest shall have no indemnification obligation in the event such infringement is caused by Client's acts or omissions, or if the Work Product causing the infringement was developed by SciQuest from data or content provided by Client.

(b) Client will defend, indemnify and hold harmless SciQuest, its officers, directors, agents and employees, against and with respect to all claims, lawsuits, liabilities, losses, costs and expenses, including reasonable attorneys' fees, suffered or incurred by them as a result of (i) any claim that a Client product was defective or harmful or violated a warranty of Client, (ii) any Client pricing policies or practices; (iii) the infringement by Client product data or products of any third party right, and/or (iv) any breach of Client's obligations hereunder.

11.  Term/Termination

(a) This Agreement shall commence on the Effective Date and shall continue for a twelve (12) month period, renewing automatically for successive twelve
     (12) month renewal terms unless the Agreement is terminated as set forth under this Agreement. The term applicable to each of the particular Services shall be specified in the applicable Supplement. In no event shall a term under a Supplement extend beyond the term of this Agreement.

(b) Either party may terminate this Agreement for any reason as of the last day of each twelve-month term by one party giving the other written notice at least thirty (30) days prior to the last day of the current twelve-month term. Termination of this Agreement shall automatically terminate each of the Supplements.

(c) This Agreement may be terminated by either party upon a breach by the other party of any material term of the Agreement, which breach is not cured (unless such breach is incapable of cure, such as breach of the confidentiality provisions hereof) within thirty (30) days notice thereof, or such longer period as may be mutually agreed by the parties. Upon termination pursuant to this Paragraph 12(c), all Supplements shall automatically terminate.

(d) Either party may terminate this Agreement, and all Supplements attached hereto, immediately upon notice to the other party if such other party becomes insolvent, any proceedings under the bankruptcy or insolvency laws is brought by or against such other party, or a receiver or trustee is appointed for such other party.

Following a termination under this Paragraph, Client shall, within ten (10) days of such termination, pay SciQuest for all work performed through and including the date of termination according to the fees and rates set forth in the applicable Supplement.

12.  Limitation on Liability

IN NO EVENT SHALL SCIQUEST'S LIABILITY FOR ANY AND ALL CLAIMS OR DAMAGES ARISING UNDER THIS AGREEMENT EXCEED THE AMOUNT SET FORTH UNDER THE SUPPLEMENT GIVING RISE TO THE CLAIMED LIABILITY DURING THE YEAR IN WHICH THE CLAIM AROSE. IN ADDITION, IN NO EVENT SHALL CLIENT OR SCIQUEST BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES INCLUDING LOSS OF DATA OR PROFITS RELATED TO, OR AS A RESULT OF, THIS AGREEMENT, THE SERVICES PROVIDED HEREUNDER OR THE USE OR PERFORMANCE OF A WORK PRODUCT.

13.  Employment

SciQuest and Client agree that the employees of each may possess technical abilities that are in great demand and further agree that each party has incurred substantial expense in recruiting and training such employees and would incur even greater expense if required to replace any such employee. Therefore, SciQuest and Client each agree not to recruit or employ, either directly or indirectly, a present employee of the other during the term of this Agreement or any other agreement between them, and for one (1) year following termination of all such agreements.

14.  Insurance

Client will maintain adequate product liability and general liability business insurance, which is normal and customary for Client's industry, and will maintain the insurance through the term of this Agreement and thereafter for the applicable statute of limitations period for product liability claims.

15.  Force Majeure

Neither party shall be liable to the other by reason of any failure of performance hereunder (except failure to pay) if such failure arises out of causes beyond such party's reasonable control, despite the reasonable efforts and without the fault or negligence of such party. Any party experiencing such an event shall give as prompt notice as possible under the circumstances.

16.  Assignment

This Agreement shall bind the parties and their successors and permitted assigns. Neither party may assign this Agreement or any Supplement without the prior written consent of the other; with respect to Client, the term "assign" or "assignment" shall include any transfer by merger, acquisition, stock transfer or other consolidation of Client with another entity or sale of all or substantially all of Client's assets. Any assignment attempted without the written consent of the other party shall be void. Notwithstanding the foregoing, SciQuest may assign this Agreement and all its rights and obligations hereunder to any entity acquiring substantially all of its stock or assets.

17.  Waiver

No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All waivers must be in writing and signed by the party waiving its rights.

18.  Notice

Any notice, consent or other communication in connection with the Agreement shall be in writing and may be delivered in person, by mail or by facsimile copy. If hand delivered, the notice shall be effective upon delivery. If by facsimile copy, the notice shall be effective when sent. If served by mail, the notice shall be effective three (3) business days after being deposited with the United States Postal Service by certified mail, return receipt requested, addressed appropriately to the intended recipient, as follows:

If to SciQuest:

SciQuest, Inc.
5151 McCrimmon Parkway, Suite 216
Morrisville, NC 27560
Attention: Chief Executive Officer

If to Client:

_______________________________

_______________________________

_______________________________

_______________________________

Each party may change its address for notification purposes by giving the other party written notice of the new address and the date upon which it shall become effective.

19.  Governing Law

This Agreement shall be governed by and construed in accordance with the internal substantive and procedural laws of the State of North Carolina without regard to conflict of law principles.

20.  Entire Agreement and Release

This Agreement, including all of its Supplements, each of which is incorporated into this Agreement, is the entire agreement between the parties with respect to its subject matter, and supercedes and replaces any prior agreement between the parties with respect to said subject matter and there are no other representations, understandings or agreements between the parties relative to such subject matter. No amendment to, or change, waiver or discharge of any provision of this Agreement shall be valid unless in writing and signed by any authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

21.  General

(a) Compliance with Laws. Each party shall comply with all governmental (including federal, state and local) laws, statutes, rules and regulations applicable to this Agreement and in the conduct of its business. Failure to comply with this provision shall constitute a material default under this Agreement entitling the non-breaching party to terminate this Agreement.

(b) Survival. The parties agree that payment obligations and any provision in this Agreement or any of the Supplements which by its terms or nature is intended to survive shall survive termination of this Agreement and any Supplement.

(c) Severability. If any provision of this Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is unenforceable, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is not possible, by substituting another provision that is enforceable and achieves the same objective and economic result.
     IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, INDEMNIFICATION OR EXCLUSION OF DAMAGES OR OTHER REMEDIES IS INTENDED TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY UNDER THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES OR OTHER REMEDIES SHALL REMAIN IN EFFECT.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representative.


Client:                                       SciQuest, Inc.

By: __________________________________        By: ____________________________

Print Name: __________________________        Print Name: Stephen J. Wiehe

Title: _______________________________        Title: Chief Executive Officer

Date: ________________________________        Date: __________________________


This Agreement may contain the following Supplements:

Schedule A:  CONTENT MANAGEMENT SERVICES SUPPLEMENT

Schedule B:  STOREFRONT LICENSE SUPPLEMENT

Schedule C:  SciCentral LICENSE SUPPLEMENT

                                SciQuest, Inc.
                    CONTENT MANAGEMENT SERVICES SUPPLEMENT
                     Schedule A to the Services Agreement

     This is a Supplement (the "Supplement") to the Services Agreement between SciQuest, Inc. and _______________originally dated __________________. This
Supplement is entered into as of the date of the last signing (the "Effective Date"). The following terms are agreed to by the parties and should be read with the Services Agreement as if originally contained in the Services Agreement. Where the terms of this Supplement conflict with the terms of the Service Agreement, the terms of this Supplement will take precedence over the terms of the Services Agreement only with regard to the rights and obligations set forth in this Supplement.

1.   Grant of Rights

Subject to the terms and conditions set forth in this Content Management Supplement and the Services Agreement, Client hereby grants to SciQuest a nontransferable, nonexclusive right to (I) create derivative works of Client's product data by formatting, categorizing and, where necessary, enriching the product data (such derivative works are referred to hereinafter as the "eCatalogs"); and (ii) display and distribute the eCatalogs via public and private web sites operated by SciQuest.

2.   Data Enrichment Services

Client hereby grants to SciQuest the right to edit or truncate any raw product data as necessary in order to create the eCatalogs. Client will promptly provide a complete data set to SciQuest. Client shall have the right to approve the eCatalog before it is made available to buyers. Upon delivery of the enriched data to Client, Client shall review such data and advise SciQuest in writing no later than seven (7) days following delivery of Client's rejection or approval of the enriched data. Failure to provide notice within the time frame set forth above shall result in such data being deemed approved. If the data is rejected, Client shall include with the notice a written description detailing the reason for rejection.

3.   Data Management and Storage Services

SciQuest shall store Client's eCatalogs in a secured backed-up format and provide the following data management services: product price updates, deletion of discontinued products from the eCatalogs, and process changes to eCatalogs, in accordance with the frequency specified in the attached Exhibit B. All
                                                           ---------
updates and changes to eCatalogs (i.e., changes to prices and product descriptions) shall be provided to SciQuest in electronic format and will be performed by SciQuest as soon as practical after receipt of the applicable information from Client. Client acknowledges that the speed in which its eCatalogs is updated is a function of the (i) the quality and format in which the data is provided to SciQuest, and (ii) the quantity of updates to be performed. In no event will SciQuest be liable for the timeliness of updates to the eCatalogs.

4.   Payment

In consideration of services provided by SciQuest under this Content Management Supplement in Exhibit A attached, Client shall pay to SciQuest the "Fees" set
              ---------
forth in the attached Exhibit B. All payments shall be made in accordance with
                      ---------
the terms and conditions of the Services Agreement unless otherwise set forth in Exhibit B.
---------

5.   Term and Termination

(a) This Content Management Supplement shall commence on date first set forth above and shall have an initial term of twelve (12) months. Thereafter this Content Management Supplement shall automatically renew for successive twelve month periods unless either party gives written notice of its intent not to renew to the other party not less than thirty (30) days prior to the end of the then current term. Notwithstanding the foregoing, Iin no event shall a term under a Supplement extend beyond the term of the Services Agreement.

(b) This Supplement may be terminated by either party upon a breach by the other party of any material term of the Supplement, which breach is not cured (unless such breach is incapable of cure, such as breach of the confidentiality provisions hereof) within thirty (30) days notice thereof, or such longer period as may be mutually agreed by the parties.

6.   Client Representative

The Client Representative for all issues arising under this Content Management Supplement shall be the following person.

Name:_______________________________________
Telephone Number:___________________________
Facsimile Number:___________________________
Email Address:______________________________

Client Representative Back-up, if any.
Name:_______________________________________
Telephone Number:___________________________
Facsimile Number:___________________________
Email Address:______________________________

7.   Remedies

SciQuest's sole liability for inability to perform in accordance with the terms of this Supplement shall be for direct damages not to exceed the Fees previously paid by Client to SciQuest under this Supplement in the year the claim arises prorated on a monthly basis. IN NO EVENT SHALL CLIENT OR SCIQUEST BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES INCLUDING LOSS OF DATA OR PROFITS RELATED TO, OR AS A RESULT OF, THE SERVICES UNDER THIS SUPPLEMENT OR THE USE OR PERFORMANCE OF A WORK PRODUCT.

     IN WITNESS WHEREOF, the undersigned have caused this Content Management Supplement to be executed by their duly appointed representatives.


Client:                                 SciQuest, Inc.

By: ______________________________      By: _________________________________

Print Name: ______________________      Print Name: Stephen J. Wiehe

Title: ___________________________      Title: Chief Executive Officer

              Exhibit A:  Content Management Services Supplement


This Schedule describes the data enrichment, management and storage services to be performed by SciQuest. Some or all of these services will be performed based on the data type and services required under Exhibit B, unless otherwise indicated. If services are required that are not listed in this Schedule and not otherwise contained in this Content Management Services Supplement, they will be quoted and performed under a separate Schedule.

Initial Data File Review
------------------------
A SciQuest Scientific Content Developer (SCD) will send the Client a copy of the SciQuest Electronic Data format template. The Client will provide SciQuest their data in the format specified in Exhibit B. Upon receiving a Client's data, the SCD will perform an initial review of a representative sample of (20) SKU's from the data file. The SCD will verify that the representative sample set is in the expected format, and that the data has not been corrupted during transmission. The SCD will check the sample data set for the following:

     . Accurate and satisfactory short description, product part number (SKU), shipping weight, shipping method, product name and product price

The SCD will verify this sample data against Client catalogs, websites, and/or through the Client designated contact. If the data is incomplete, corrupt, or otherwise insufficient to continue the loading process, SciQuest will contact the Client for a replacement or additional data.

Data Conversion
---------------
Data received in graphics files or paper form must first be converted into SciQuest's standard file format. Electronic data files are verified by SciQuest to conform to SciQuest's standard file format and prepared for loading into the development environment.

Edit Product Descriptions
-------------------------
SciQuest SCD will review and edit the textual descriptions for each product item to determine if specific descriptions are clear and consistent among products. In addition, SCD will identify keywords from the product description to be included in the SciQuest keyword search.

Edit Product Attributes
-----------------------
SciQuest will extract the relevant attributes from product information based on the context of the product, and then normalize these attributes across product categories to be used in product search and description.

Attach Product Images
---------------------
SciQuest SCDs will check all Client provided images to verify the following:
     .  Clarity of the image is acceptable for presentation on the web
     .  The format of the file is not so large as to impact performance
     .  The picture is an accurate representation of the product

Insert Product Links
--------------------
The SCD will verify a sample of no more than 10% of the links provided by the Client to determine that the link is active and that it transfers the user to an appropriate page on the Client website. When links are invalid or inaccurate, the SCD will contact the Client to retrieve the correct link.

Categorization
--------------
The SCD will review the Client product information and assign a category based on SciQuest's industry standardized set of scientific categories.

Load Buyer Specific Pricing
---------------------------
The Client will provide SciQuest with a standard price to be loaded for each product in the catalog. Where the Client has prices for specific buyers who utilize a private marketplace powered by SciQuest, the Client will provide SciQuest with a price file for these customers.

Perform Internal Data Quality Assurance
---------------------------------------
Once the categorization and enrichment processes are complete, SciQuest will perform a Quality Assurance test on the Client's data. This test includes a representative sample of the Client's data not to exceed 10% of the total number of SKUs.

Verification processes include the data has the following:
     .  Correct standard attributes
     .  No truncated fields
     .  HTML tagging ASCII codes are correct
     .  Prices exist
     .  Categories exist

Perform Client Preview
----------------------
SciQuest will provide the Client with access to the entire data file. The Client will, within (7) days, perform a detailed review of the file. The Client may submit change requests to the SCD for processing within the 7-day Client review period.

Promote and Test Data in Production Environment
-----------------------------------------------
Once the Client has approved the data, or the 7-day approval period has lapsed, whichever comes first, the data will be promoted onto the production environment.

               Exhibit B: Content Management Services Supplement

                               Pricing Schedule

Services

     Data storage and maintenance for ____________ SKU's at the SciQuest site

Data submission

     SciQuest will accept data in an electronic spreadsheet - SciQuest template

Pricing Maintenance

     SciQuest will load one price file as the standard or list price, and subsequent price files for individual buyer marketplaces, powered by SciQuest, where applicable.

Update frequency

     SciQuest will update SKU's :        Bi-Annually

     SciQuest will update price files:   Quarterly

Adds, Deletes, Changes

     Client may add up to 25 new SKU's or 5% of the total number of SKU's listed above, whichever is greater, under the terms of this Supplement without additional fees.


Payment Options: Choose One

     _____Total Annual Fee    $_________ due upon contract signing

     _____Quarterly Payments  (4) quarterly payments of $__________, first payment due upon contract signing

     Client's Initials _________  Date:  __________________

                                SciQuest, Inc.
                         STOREFRONT LICENSE SUPPLEMENT
                     Schedule B to the Services Agreement

     This is a supplement (the "Supplement") to the Services Agreement between SciQuest, Inc. and _____________________ originally dated _____________. This
Supplement is entered into as of the date of the last signing (the "Effective Date"). The following terms are agreed to by the parties and should be read with the Services Agreement as if originally contained in the Services Agreement. Where the terms of this Supplement conflict with the terms of the Service Agreement, the terms of this Supplement will take precedence over the terms of the Services Agreement only with regard to the rights and obligations set forth in this Supplement.

1.   Access; License

(a) Subject to the terms of this Supplement, SciQuest will make the web-based software applications listed in Exhibit B (the "SciQuest Applications")
                                     ---------
     available to Client for its internal business use via the Internet, and SciQuest hereby grants Client during the term set forth in this Supplement a nonexclusive, nontransferable right and license (without rights to sublicense) to use the SciQuest Applications to allow customers to review and purchase Client's products. Client shall not allow its affiliates, subsidiaries (except as set forth on Exhibit A), consultants, agents or any
                                          ---------
     third parties to use the SciQuest Applications, nor will Client use the SciQuest Applications on their behalf.

(b) Operation; Access. SciQuest will host and operate the SciQuest Applications on computer servers accessible by Client via the Internet. Client will post on its website the terms and conditions applicable to customers' access and use of the SciQuest Applications.

2.   Support and Maintenance

Enhancement and Maintenance. During the term of the license provided in this Supplement, SciQuest agrees to support and maintain the SciQuest applications as set forth in Exhibit A.

3.   Client Responsibilities.

(a) Hardware and Internet Access. To facilitate the license and services in this Supplement, Client shall be responsible for procuring, at its expense, the necessary environment to access and use the SciQuest Applications that are provided via the Internet, including, without limitation, (I) computer hardware and equipment, (ii) third party software such as web browsers,
     (iii) Internet access services, and (iv) telecommunications services (collectively, the "Client Systems"). Without limiting the generality of the foregoing, the Client Systems shall meet the recommended minimum specifications set by SciQuest for use of the SciQuest Applications. In addition, Client is responsible for obligations under any third party agreements to which Client is a party, including, without limitation, any agreements pursuant to which Client procures the Client Systems or any portion thereof, regardless of whether SciQuest works with Client to negotiate or enter into such third party agreements.

(b) Misuse. Client shall be responsible for notifying SciQuest if it believes that a customer has misused the SciQuest Applications.

(c) Client Data. Client shall be responsible for ensuring that any data, information or other materials that may be provided by Client in conjunction with the SciQuest Applications (the "Client Data") are accurate, are not corrupt in any way, and do not contain any viruses. Client shall be responsible for making appropriate back-up and archival copies of the Client Data. Notwithstanding anything herein to the contrary, Client hereby grants to SciQuest a nonexclusive, nontransferable right to use all content and transaction data, provided that with regard to transaction data SciQuest may not use such data to identify Client or its customers or any individual transaction.

(d) Proper Use. Client shall be responsible for its use of the SciQuest Applications in accordance with the applicable user manuals provided by SciQuest either in writing or via Internet access. SciQuest may amend such user manuals from time to time, in its sole discretion. Client shall not use the SciQuest Applications in conjunction with any data, information or other materials that (I) violate any applicable laws, rules or regulations,
     (ii) infringe upon or misappropriate any intellectual property or proprietary right of others, or (iii) violate the privacy rights of others.

4.   Proprietary Rights.

(a) SciQuest Applications. Client acknowledges and agrees that, as between Client and SciQuest, SciQuest is the sole and exclusive owner of all right, title and interest in and to the SciQuest Applications and any information developed or collected by Client in connection with its operation of the SciQuest Applications (other than Client Data), including all ideas, formats and processes, and all copyrights, patent rights and other intellectual property and proprietary rights therein and thereto, and Client shall not assert any claims to the contrary. Except as expressly permitted or required hereby, Client shall have no right or license to, and Client shall not, use, copy, print, display, publish, transmit, sublicense or otherwise transfer, distribute or make available to others, edit, modify or create any derivative works of all or any part of the SciQuest Applications.

(b) Trademarks. All trademarks, service marks, trade names and logos of SciQuest appearing on or within the SciQuest Applications or used in connection with the services provided by SciQuest are the property of SciQuest. All use of such marks shall inure to the benefit of SciQuest, and the use of SciQuest marks in conjunction with any other marks shall not create a unitary or composite mark.

5.   Access Fees; Payment.

(a) Access Fees. Subject to the terms and conditions of this Supplement and in addition to any fees under the

     Services Agreement and its other Supplements, Client will pay SciQuest the annual fees set forth in Exhibit B attached hereto (the "Access Fees"). The
                              ------- -
     Access Fees are based upon Client's current access requirements as provided to SciQuest and are subject to revision in the event that such requirements change or Client uses the SciQuest Applications in violation of the terms of this Supplement.

(b) Payment Terms. SciQuest will submit to Client an invoice for the amounts due hereunder as set forth in Exhibit B. All invoices submitted by SciQuest shall be due and payable in full, without reduction for any offset, withholding or other claims, within 30 days after the date thereof. Any amounts payable to SciQuest hereunder which are not paid when due shall thereafter bear interest at the rate of 1.5% per month or the maximum amount permitted by applicable law, whichever is less. SciQuest shall have the right to suspend the user Ids and passwords assigned to Client's End Users or deny access to the SciQuest Applications if Client is delinquent in its payment obligations.

(c) Payments Upon Termination. Upon expiration or termination of the license provided hereunder for any reason, Client shall pay all earned and unpaid Access Fees and other amounts due SciQuest hereunder, all of which shall become immediately due and payable.

(a)  Term and Termination.

(b) Initial Term; Renewal. The initial term of the Supplement shall commence as of the Effective Date and shall continue for a period of twelve (12) months. Thereafter, the Supplement shall be automatically renewed for additional successive periods of twelve (12) months unless either party submits a written notice of its intention not to renew to the other party at least ninety (90) days prior to the end of the then-current term. Not withstanding the foregoing, in no event shall the terms of this Supplement extend beyond the termination of the Services Agreement.

(c) This Supplement may be terminated by either party upon a breach by the other party of any material term of the Supplement, which breach is not cured (unless such breach is incapable of cure, such as breach of the confidentiality provisions hereof) within thirty (30) days notice thereof, or such longer period as may be mutually agreed by the parties.

(d) Survival. Termination of the Supplement shall not relieve either party of its respective obligations to the other hereunder that arose prior to the effective date of termination.

6.   Warranties.

(a) Applications. For a period of ninety (90) days, commencing on the Effective Date (the "Warranty Period"), SciQuest warrants that each SciQuest Application will substantially perform in accordance with the functional specifications for such application during the term of the Supplement.

(b) Support. SciQuest warrants that the support and services provided hereunder shall be of professional quality and performed in a workmanlike manner with qualified personnel.

(c) Disclaimer of Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SCIQUEST MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND SCIQUEST HEREBY DISCLAIMS THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCIQUEST MAKES NO REPRESENTATION OR WARRANTY THAT THE SCIQUEST APPLICATIONS WILL OPERATE UNINTERRUPTED OR ERROR FREE.

8. Remedies.

   SciQuest's sole liability and obligation and Client's remedy for breach of the warranty set forth regarding the SciQuest Application(s) shall be for SciQuest to use commercially reasonable efforts to cause the applicable SciQuest Application to substantially perform in accordance with its functional specifications. In the event that SciQuest is unable to cause the applicable SciQuest Application to perform in accordance with its functional specifications, then SciQuest's sole liability and obligation and Client's sole remedy shall be that SciQuest refund Access Fees for the year in which the failure occurs, prorated on a monthly basis. SciQuest's warranty obligations shall not apply if the SciQuest Application failure to perform in accordance with its functional specifications is caused by (i) third party software licensed by Client, (ii) Client's use of or access to the SciQuest Applications other than as intended or in violation of this license, (iii) unauthorized modifications made to the SciQuest Applications by Client. SciQuest's sole liability for inability to perform in accordance with the warranty regarding support services or any other claim arising out of or relating to this Supplement, shall be for direct damages not to exceed the annual Access Fees previously paid by Client to SciQuest in the year the claim arises prorated on a monthly basis. IN NO EVENT SHALL CLIENT OR SCIQUEST BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES INCLUDING LOSS OF DATA OR PROFITS RELATED TO, OR AS A RESULT OF, the LICENSE OR SERVICES UNDER THIS SUPPLEMENT OR THE USE OR PERFORMANCE OF A WORK PRODUCT.

Client:                                                     SciQuest, Inc.

By: __________________________________                      By: __________________________________

Print Name: ___________________________                     Print Name: Stephen J. Wiehe

Title: ________________________________                     Title: Chief Executive Officer

Date:_____________________________                          Date:_____________________________


CONFIDENTAL                                                              Page 11
V. 2.3 - Release Date: 07/27/01

                   Exhibit A:  Storefront License Supplement

                            Maintenance and Support

During the term of the License, SciQuest agrees to perform the following maintenance and support:

1.   Support

(a) Upgrade the SciQuest Applications to add new features or functionalities (collectively, "Enhancements"), as such Enhancements are generally made available to SciQuest's other licensee's free of charge;

(b) Provide Support Services via telephone, facsimile, electronic mail, or other electronic means, at SciQuest's discretion, from the hours of 8:00 a.m. to 7:00 p.m. EST, Monday-Friday, (excluding SciQuest holidays) to Client Contact (as defined below);

(c) Provide and maintain all SciQuest owned and operated hardware and network components that are used to make the SciQuest Applications available to Client;

(d) Provide the data processing infrastructure support that will enable Client to access the SciQuest Applications including, without limitation, SciQuest servers to host the SciQuest Applications; third party software necessary to host, operate and maintain the SciQuest Applications; personnel necessary to manage and operate the SciQuest hardware and software; and data management and computer facilities.

(e) Perform regular quality inspections of hardware, network components and software owned or maintained by SciQuest, which are used to provide the SciQuest Applications; and

(f) Make the SciQuest Applications available to Client for at least 98% of the time (determined monthly), 7 days a week, 24 hours per day, not including any unavailability that a) lasts less than 15 minutes; b) results from regularly scheduled SciQuest maintenance; c) results from the failure of Client's hardware or software; d) results from the failure of a communication service or other outside service or equipment not within the control of SciQuest; or e) is beyond the reasonable control of SciQuest. If SciQuest, at any time, fails to achieve the service level set forth above in this paragraph, Client will take all reasonable measures to mitigate any direct damages it may sustain as a result of such failure.

2.   Defects.

Upon expiration of the Warranty Period and for the remaining term under this Supplement, SciQuest agrees to:

(a) Use commercially reasonable efforts to correct Defects in the SciQuest Applications. For the purposes of this Supplement, a "Defect" shall mean the failure of a SciQuest Application to substantially perform in accordance with the functional specifications for such application, which are provided to Client in printed form by SciQuest;

(b) Use reasonable efforts to respond to reported Defects in accordance with the response times set forth below.

3.   Current Version.

SciQuest shall only provide Support Services for the most current version of SciQuest Applications and only to Client (not to Client's customers); SciQuest does not provide Support Services for any third party software that is licensed by Client and used by Client as part of a system that is integrated with the SciQuest Applications.

4.   Custom and Third Party.

Maintenance and support for customized software developed by SciQuest for Client is not covered under this Supplement. Client may obtain maintenance and support services for such software only under a separate agreement. When the SciQuest Applications are deployed in conjunction with other software products, including, but not limited to, web servers, browsers, third party databases, and operating systems, SciQuest is not responsible for providing support for these other products, or for ensuring correct interoperation with these products. Corrections for difficulties or defects traceable to Client's or a third party's errors or system changes may be billed to Client at SciQuest's then current rates plus expenses.

5.   Unauthorized Use.

SciQuest shall not have an obligation to provide Support Services for problems caused by:

(a)  Third party software licensed by Client,

(b) Client's use of or access to the SciQuest Applications other than as intended or in violation of this Supplement, or

(c)  Unauthorized modifications made to the SciQuest Applications by Client.

6.   Telephone Support

SciQuest will answer a reasonable number of calls made by Client Contact (such calls not to exceed in length an aggregate time of two (2) hours per month), provided, however, that SciQuest may charge, at its then current rates in effect, for its services spent responding to calls for which there exist adequate materials in Client's possession to address the general and specific areas and topics about which such calls are made, or Client has not adequately researched such area or topic prior to contacting SciQuest. The limitation on the number of calls described above does not apply to calls relating to an actual Defect in a Software Application.

7.   Support Services Response Times

SciQuest shall respond to Defects reported by Client based on a problem severity code using the following classifications for the severity of the problem reported:

Level 1, Catastrophic: Client's SelectSite is down, and no workaround exists. Level 2, High Impact: Client's SelectSite is disrupted, but there is some capacity to operate and conduct transactions.
Level 3, Non-Critical: Client has experienced a partial, non-critical loss of functionality.
Level 4, Cosmetic: No affect on functionality. Change is desires solely for aesthetic and "look and feel" reasons.

Problems may only be classified as Priority Level 1 and 2 if authorized by signature of the Client Contact person for this Supplement. Client shall designate and may from time to time change the contact person by written notice to SciQuest. Client and SciQuest shall work in good faith to agree on the severity of each problem reported.

SciQuest shall use all reasonable efforts to provide error correction services in accordance with the following response time targets:

--------------------------------------------------------------------------------------------------------------------------------
Priority Level                                  Solution or Action Plan Delivered (Orally or    Status/Update Reports Delivered
                                                                 in Writing)
-------------------------------------------------------------------------------------------------------------------------------
Level 1, Catastrophic                          Within 8 business hours after receipt of the     Ongoing
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 2, High Impact                           Within 48 business hours after receipt of the    Once per business day
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 3, Non-Critical                          Within 7 business days after receipt of the      Upon request
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 4, Cosmetic                              Next release, if at all                          Upon request
-------------------------------------------------------------------------------------------------------------------------------

Calculation of all above stated response times shall not include time spent waiting for elaboration on problems by Client, or information necessary to make a response to a reported problem. If these response targets cannot be met, SciQuest will develop an action plan outlining the steps to be taken to resolve the problem and provide such action plan to Client as soon as practicable.

These response targets refer to normal business hours at SciQuest' support facilities (excluding regularly scheduled holidays). If at Client's request, SciQuest provides services outside of those hours for level 2 and 3 problems, Client shall pay additional changes at a rate to be mutually agreed upon by the parties or, if none is agreed, then at two times SciQuest's standard rate for technical consulting services.


Client Contact:

Name:       _______________________________________
Address:    _______________________________________
            _______________________________________
            _______________________________________
Phone:      _______________________________________
Fax:        _______________________________________
E-mail:     _______________________________________


Back-up to Client Contact:

Name:       _______________________________________
Address:    _______________________________________
            _______________________________________
            _______________________________________
Phone:      _______________________________________
Fax:        _______________________________________
E-mail:     _______________________________________


CONFIDENTIAL                                                             Page 13
v. 2.3 - Release Date: 07/27/01

                   Exhibit B:  Storefront License Supplement

                               Pricing Schedule

Application(s)
     SciQuest SmartStore(TM)


Payment Options:  Choose One

     _____Total Annual Fee    $___________ due upon contract signing

     _____Quarterly Payments  (4) quarterly payments of $_________, first payment due upon contract signing

     Client's Initials _________ Date: __________________


CONFIDENTIAL                                                             Page 14
v. 2.3 - Release Date: 07/27/01

                                SciQuest, Inc.
                         SciCentral LICENSE SUPPLEMENT
                     Schedule C to the Services Agreement

     This is a Supplement (the "Supplement") to the Services Agreement between SciQuest, Inc. and _____________ originally dated _________________. This Supplement is entered into as of the date of the last signing (the "Effective Date"). The following terms are agreed to by the parties and should be read with the Services Agreement as if originally contained in the Services Agreement. Where the terms of this Supplement conflict with the terms of the Services Agreement, the terms of this Supplement will take precedence over the terms of the Services Agreement only with regard to the rights and obligations set forth in this Supplement.

1.   Access; License

(a) Subject to the terms of this Supplement, SciQuest will make the web-based software applications listed in Exhibit B (the "SciQuest Applications")
                                     ----------
     available to Client for its internal business use via the Internet, and SciQuest hereby grants Client during the term set forth in this Supplement, a nonexclusive, nontransferable right and license (without rights to sublicense) to use the SciQuest Applications to allow customers to access the application via the Client's web site. Client shall not allow its affiliates, subsidiaries (except as set forth on Exhibit A), consultants,
                                                      ---------
     agents or any third parties to use the code for the SciQuest Applications on any other web site, nor will Client use the SciQuest Applications on their behalf.

(b) Operation; Access. SciQuest will host and operate the SciQuest Applications on computer servers accessible by Client via the Internet. Client will insert the appropriate application code on the Client's web site to enable access to the SciQuest Applications.

2.   Support and Maintenance

Enhancement and Maintenance. During the term of the license provided in this Supplement, SciQuest agrees to support and maintain the SciQuest Applications as set forth in Exhibit A.
             ---------

3.   Client Responsibilities.

(a) Hardware and Internet Access. To facilitate the license and services in this Supplement, Client shall be responsible for procuring, at its expense, the necessary environment to access and use the SciQuest Applications that are provided via the Internet, including, without limitation, (i) computer hardware and equipment, (ii) third party software such as web browsers,
     (iii) Internet access services, and (iv) telecommunications services (collectively, the "Client Systems"). Without limiting the generality of the foregoing, the Client Systems shall meet the recommended minimum specifications set by SciQuest for use of the SciQuest Applications. In addition, Client is responsible for obligations under any third party agreements to which Client is a party, including, without limitation, any agreements pursuant to which Client procures the Client Systems or any portion thereof, regardless of whether SciQuest works with Client to negotiate or enter into such third party agreements.

(e) Misuse. Client shall be responsible for notifying SciQuest if it believes that a customer has misused the SciQuest Applications.

4.   Proprietary Rights.

(a) SciQuest Applications. Client acknowledges and agrees that, as between Client and SciQuest, SciQuest is the sole and exclusive owner of all right, title and interest in and to the SciQuest Applications and any information developed or collected by Client in connection with its operation of the SciQuest Applications including all ideas, formats and processes, and all copyrights, patent rights and other intellectual property and proprietary rights therein and thereto, and Client shall not assert any claims to the contrary. Except as expressly permitted or required hereby, Client shall have no right or license to, and Client shall not, use, copy, print, display, publish, transmit, sublicense or otherwise transfer, distribute or make available to others, edit, modify or create any derivative works of all or any part of the SciQuest Applications.

(b) Trademarks. All trademarks, service marks, trade names and logos of SciQuest appearing on or within the SciQuest Applications or used in connection with the services provided by SciQuest are the property of SciQuest. All use of such marks shall inure to the benefit of SciQuest, and the use of SciQuest marks in conjunction with any other marks shall not create a unitary or composite mark.

5.   Access Fees; Payment.

(a) Access Fees. Subject to the terms and conditions of this Supplement and in addition to any fees under the Services Agreement and its other Supplements, Client will pay SciQuest the fees set forth in Exhibit B
                                                                 ---------
     attached hereto (the "Access Fees"). The Access Fees are based upon Client's current access requirements as provided to SciQuest and are subject to revision in the event that such requirements change or Client uses the SciQuest Applications in violation of the terms of this Supplement.

(b) Payment Terms. SciQuest will submit to Client an invoice for the amounts due hereunder, under the terms set forth in Exhibit B. All invoices
                                                 ---------
     submitted by SciQuest shall be due and payable in full, without reduction for any offset, withholding or other claims, within 30 days after the date thereof. Any amounts payable to SciQuest hereunder which are not paid when due shall thereafter bear interest at the rate of 1.5% per month or the maximum amount permitted by applicable law, whichever is less. SciQuest shall have the right to suspend the access to the SciQuest Applications in the event that the Client is delinquent in its payment obligations.

(c) Payments Upon Termination. Upon expiration or termination of this Supplement for any reason, Client shall pay all earned and unpaid Access Fees and other amounts due SciQuest hereunder, all of which shall become immediately due and payable.


CONFIDENTIAL                                                             Page 15
v. 2.1 - Release Date: 07/27/01

6.   Term and Termination.

(a) Initial Term; Renewal. The initial term of the Supplement shall commence as of the Effective Date and shall continue for a period of twelve (12) months. Thereafter, the Supplement shall be automatically renewed for additional successive periods of twelve (12) months unless either party submits a written notice of its intention not to renew to the other party at least thirty (30) days prior to the end of the then-current term. Not withstanding the foregoing, in no event shall this Supplement extend beyond the termination of the Services Agreement.

(c) This Supplement may be terminated by either party upon a breach by the other party of any material term of the Supplement, which breach is not cured (unless such breach is incapable of cure, such as breach of the confidentiality provisions hereof) within thirty (30) days notice thereof, or such longer period as may be mutually agreed by the parties.

(d) Client understands that if the term of this Supplement is intended to extend beyond the current term of the Services Agreement, Client must continue the Services Agreement.

(e) Survival. Termination of the Supplement shall not relieve either party of its respective obligations to the other hereunder that arose prior to the effective date of termination. In addition, the payment obligations and provisions contained in Sections 4, 6(C) and 8 shall survive the expiration or termination of this Supplement for any reason.

7.   Warranties.

(a) Applications. For a period of ninety (90) days, commencing on the Effective Date (the "Warranty Period"), SciQuest warrants that each SciQuest Application will substantially perform in accordance with the functional specifications for such application during the term of the Supplement.

8. Support. SciQuest warrants that the support and service provided hereunder shall be of professional quality and performed in a workmanlike manner with qualified personnel.

(f) Disclaimer of Implied Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SCIQUEST MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT, AND SCIQUEST HEREBY DISCLAIMS THE SAME. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCIQUEST MAKES NO REPRESENTATION OR WARRANTY THAT THE SCIQUEST APPLICATIONS WILL OPERATE UNINTERRUPTED OR ERROR FREE.

9.   Remedies.

SciQuest's sole liability and obligation and Client's remedy for breach of the warranty set forth regarding the SciQuest Application(s) shall be for SciQuest to use commercially reasonable efforts to cause the applicable SciQuest Application to substantially perform in accordance with its functional specifications. In the event that SciQuest is unable to cause the applicable SciQuest Application to perform in accordance with its functional specifications, then SciQuest's sole liability and obligation and Client's sole remedy shall be that SciQuest refund Access Fees for the year in which such failure arises prorated on a monthly basis. SciQuest's warranty obligations shall not apply if the SciQuest Application failure to perform in accordance with its functional specifications is caused by (I) third party software licensed by Client, (ii) Client's use of or access to the SciQuest Applications other than as intended or in violation of this license, (iii) unauthorized modifications made to the SciQuest Applications by Client. SciQuest's sole liability for inability to perform in accordance with the warranty regarding support services or any other claim arising out of or relating to this Supplement, shall be for direct damages not to exceed the annual Access Fees previously paid by Client to SciQuest in the year the claim arises prorated on a monthly basis. IN NO EVENT SHALL CLIENT OR SCIQUEST BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, OR INCIDENTAL DAMAGES INCLUDING LOSS OF DATA OR PROFITS RELATED TO, OR AS A RESULT OF, THE LICENSE OR SERVICES UNDER THIS SUPPLEMENT, OR THE USE OR PERFORMANCE OF A WORK PRODUCT.

10.  Disclaimer and Indemnification

(a) The SciQuest Applications may provide access to content that is not under the direct control of SciQuest, Inc. Any mention of specific products, services, treatments, or other medical procedures does not imply an endorsement by SciQuest. Use of any information from the SciQuest Applications is at the end user's risk and peril.

(b) Client indemnifies and holds harmless SciQuest, its employees, officers and directors from and against any claim arising of, or resulting from, an end user's or Client's use of, or reliance on, any content provided through the SciQuest Application.

Client:                                                     SciQuest, Inc.

By: __________________________________                      By: __________________________________

Print Name: ___________________________                     Print Name: Stephen J. Wiehe

Title: ________________________________                     Title: Chief Executive Officer

Date:_____________________________                          Date:_____________________________

              Exhibit A:  SciCentral License Agreement Supplement

                            Maintenance and Support

During the term of the license, SciQuest agrees to perform the following maintenance and support:

1.   Support

(a) Provide Support Services via telephone, facsimile, electronic mail, or other electronic means, at SciQuest's discretion, from the hours of 8:00 a.m. to 5:00 p.m. EST, Monday-Friday, (excluding SciQuest holidays) to Client Contact (as defined below);

(b) Provide and maintain all SciQuest owned and operated hardware and network components that are used to make the SciQuest Applications available to Client;

(c) Provide the data processing infrastructure support that will enable Client to access the SciQuest Applications including, without limitation, SciQuest servers to host the SciQuest Applications; third party software necessary to host, operate and maintain the SciQuest Applications; personnel necessary to manage and operate the SciQuest hardware and software; and data management and computer facilities.

(d) Perform regular quality inspections of hardware, network components and software owned or maintained by SciQuest, which are used to provide the SciQuest Applications and Databases; and

(e) Make the SciQuest Applications available to Client for at least 98% of the time (determined monthly), 7 days a week, 24 hours per day, not including any unavailability that a) lasts less than 15 minutes; b) results from regularly scheduled SciQuest maintenance; c) results from the failure of Client's hardware or software; d) results from the failure of a communication service or other outside service or equipment not within the control of SciQuest; or e) is beyond the reasonable control of SciQuest. If SciQuest, at any time, fails to achieve the service level set forth above in this paragraph, Client will take all reasonable measures to mitigate any direct damages it may sustain as a result of such failure.

2. Defects. Upon expiration of the Warranty Period and for the remaining term of this Supplement, SciQuest agrees to:

(a) Use commercially reasonable efforts to correct Defects in the SciQuest Applications. For the purposes of this Supplement, a "Defect" shall mean the failure of a SciQuest Application to substantially perform in accordance with the functional specifications for such application, which are provided to Client in printed form by SciQuest;

(b) Use reasonable efforts to respond to reported Defects in accordance with the response times set forth below.

3.   Current Version.

SciQuest shall only provide Support Services for the most current version of SciQuest Applications and only to Client. In no event shall SciQuest provide support regarding the SciQuest Applications to the Client's end-users of the Application; SciQuest does not provide Support Services for any third party software that is licensed by Client and used by Client as part of a system that is integrated with the SciQuest Applications.

4. Custom and Third Party.

Maintenance and support for customized software developed by SciQuest for Client is not covered by this Supplement. Client may obtain maintenance and support services for such software only under a separate agreement. When the SciQuest Applications are deployed in conjunction with other software products, including, but not limited to, web servers, browsers, third party databases, and operating systems, SciQuest is not responsible for providing support for these other products, or for ensuring correct interoperation with these products. Corrections for difficulties or defects traceable to Client's or a third party's errors or system changes may be billed to Client at SciQuest's then current rates plus expenses.

5. Unauthorized Use. SciQuest shall not have an obligation to provide Support Services for problems caused by:

(A)  Third party software licensed by Client,

(B) Client's use of or access to the SciQuest Applications other than as intended or in violation of this Supplement, or

(C)  Unauthorized modifications made to the SciQuest Applications by Client.

6. Telephone Support

SciQuest will answer a reasonable number of calls made by Client Contact (such calls not to exceed in length an aggregate time of two (2) hours per month), provided, however, that SciQuest may charge, at its then current rates in effect, for its services spent responding to calls for which there exist adequate materials in Client's possession to address the general and specific areas and topics about which such calls are made, or Client has not adequately researched such area or topic prior to contacting SciQuest. The limitation on the number of calls described above does not apply to calls relating to an actual Defect in a Software Application.

7. Support Services Response Times

SciQuest shall respond to Defects reported by Client based on a problem severity code using the following classifications for the severity of the problem reported:

Level 1, Catastrophic: Client's SelectSite is down, and no workaround exists. Level 2, High Impact: Client's SelectSite is disrupted, but there is some capacity to operate and conduct transactions.

Level 3, Non-Critical: Client has experienced a partial, non-critical loss of functionality.

Level 4, Cosmetic: No effect on functionality. Change is desired solely for aesthetic and "look and feel" reasons.

Problems may only be classified as Priority Level 1 and 2 if authorized by signature of the Client Contact person for this Supplement. Client shall designate and may from time to time change the contact person by written notice to SciQuest. Client and SciQuest shall work in good faith to agree on the severity of each problem reported.

SciQuest shall use all reasonable efforts to provide error correction services in accordance with the following response time targets:

--------------------------------------------------------------------------------------------------------------------------------
Priority Level                                 Solution or Action Plan Delivered (Orally or     Status/Update Reports Delivered
                                               in Writing)
-------------------------------------------------------------------------------------------------------------------------------
Level 1, Catastrophic                          Within 8 business hours after receipt of the     Ongoing
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 2, High Impact                           Within 48 business hours after receipt of the    Once per business day
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 3, Non-Critical                          Within 7 business days after receipt of the      Upon request
                                               problem report
-------------------------------------------------------------------------------------------------------------------------------
Level 4, Cosmetic                              Next release, if at all                          Upon request
-------------------------------------------------------------------------------------------------------------------------------

Calculation of all above stated response times shall not include time spent waiting for elaboration on problems by Client, or information necessary to make a response to a reported problem. If these response targets cannot be met, SciQuest will develop an action plan outlining the steps to be taken to resolve the problem and provide such action plan to Client as soon as practicable.

These response targets refer to normal business hours at SciQuest' support facilities (excluding regularly scheduled holidays). If at Client's request, SciQuest provides services outside of those hours for level 2 and 3 problems, Client shall pay additional charges at a rate to be mutually agreed upon by the parties or, if none is agreed, then at two times SciQuest's standard rate for technical consulting services.


Client Contact:

Name:       _______________________________________
Address:    _______________________________________
            _______________________________________
            _______________________________________
Phone:      _______________________________________
Fax:        _______________________________________
E-mail:     _______________________________________


Back-up to Client Contact:

Name:       _______________________________________
Address:    _______________________________________
            _______________________________________
            _______________________________________
Phone:      _______________________________________
Fax:        _______________________________________
E-mail:     _______________________________________

              Exhibit B:  SciCentral License Agreement Supplement

                               Pricing Schedule

Application(s)
  SciCentral NewsFeed Application

Article Count

  Number of links to articles in the SciCentral NewsFeed Application   Seven (7)

Update frequency

  Links to Articles updated:              Daily - Monday thru Friday
  (except U.S. holidays)


Payment Options:  Choose One

     _____Total Annual Fee    $________ due upon contract signing

     _____Quarterly Payments  (4) quarterly payments of $____________, first payment due upon contract signing

     Client's Initials _________  Date:  __________________